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                                             FORM OF NON-QUALIFIED STOCK OPTION
                                    AGREEMENT dated as of [_______________],
                                    1999, between GREENFIELD ONLINE, INC., a
                                    Connecticut corporation (the "Company"), and
                                    [OPTIONEE] (the "Optionee").


                  The Company, acting through its Board of Directors or a committee thereof, has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's 1999 Stock Option Plan (the "Plan"), a copy of which is attached as Exhibit A hereto, to purchase Class A Common Shares, $0.01 par value per share, of the Company (the "Class A Common Shares") on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereby agree as follows:


         Section 1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:


                  "Board" means the Board of Directors of the Company or the Committee (as defined in the Plan).

                  "Plan" means the 1999 Stock Option Plan of the Company.

                  "Purchase Agreement" means the Stock Purchase and Redemption Agreement dated as of May 17, 1999, among the Company and the other parties thereto, as the same may be amended, modified or supplemented from time to time.

                  "Shareholders' Agreement" means the Shareholders' Agreement dated as of May 17, 1999, among the Company and the shareholders of the Company, as the same may be amended, modified or supplemented from time to time.

                  "Transfer" means, with respect to any Class A Common Shares or Options, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Class A Common Shares or Options, either voluntarily or involuntarily and with or without consideration.

                  "Vested Shares" means the Class A Common Shares with respect to which the Option is exercisable at any particular time.

                  The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any


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         provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

         Section 2. Option; Option Price. On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the "Option") to purchase up to [_________] Class A Common Shares of the Company (the "Option Shares") at the price of $[______] per Class A Common Share (the "Option Price") at the times and in the manner set forth herein. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Code.

         Section 3. Term. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth ---- ----------- anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of the Plan (including Sections 7(b) or 12 thereof) or this Agreement (the date of such expiration or termination, the "Vesting Termination Date").

         Section 4. Time of Exercise.

                      (a) Unless accelerated in the sole discretion of the Committee, the Option shall become exercisable in accordance with the following schedule:

    Vesting Date ("Vesting Date")                  Percentage of Vested Shares
    -----------------------------                  ---------------------------
[First anniversary of grant date]                               25%
[insert each six-month anniversary]                            12.5%


                      (b) The Option shall remain exercisable as to all Vested Shares until the Vesting Termination Date. Option Shares that do not constitute Vested Shares on the Vesting Termination Date shall not become Vested Shares after the Vesting Termination Date.

         Section 5. Procedure for Exercise.

                      (a) The Option may be exercised with respect to Vested Shares, from time to time, in whole or in part (but for the purchase of whole Common Shares only (as described in Section 9(c) of the Plan)), by delivery of a written notice (the "Exercise Notice") from the Optionee to the Secretary of the Company, which Exercise Notice shall:

                           (i) state that the Optionee elects to exercise the
                  Option;

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                           (ii) state the number of Vested Shares with respect
                  to which the Optionee is exercising the Option;

                           (iii) include any representations of the Optionee
                  required under Section 8 hereof;

                           (iv) include appropriate proof of the right of such
                  Person to exercise the Option in the event that the Option shall be exercised by any Person other than the Optionee;

                           (v) state the date upon which the Optionee desires to
                  consummate the purchase of such Vested Shares (which date must be prior to the end of the Option Term); and

                           (vi) comply with such further provisions consistent
                  with the Plan as the Committee may reasonably require.

                      (b) Payment of the Option Price for the Vested Shares to be purchased on the exercise of the Option shall be made as provided in
         Section 8(a) of the Plan.

                      (c) The Company shall be entitled to require as a condition of delivery of the Vested Shares that the Optionee remit or, in appropriate cases, agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local income tax withholding and the employee's portion of any employment taxes relating thereto.

                      (d) The Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code no later than 30 days following the filing of such election with the Internal Revenue Service.

         Section 6. No Rights as a Holder of Common Shares. The Optionee shall not have any rights or privileges of a holder of Class A Common Shares with respect to any Option Shares until the date of payment for such Option Shares pursuant to the exercise of the Option.

         Section 7. Restriction on Transfer of Options. Notwithstanding any provision to the contrary in the Shareholders' Agreement, the Option cannot be Transferred and may be exercised during the lifetime of the Optionee only by the Optionee, subject to Section 10(b) of the Plan.

         Section 8. Shareholders' Agreement. The Optionee acknowledges that this Option and all Option Shares shall be subject to the provisions of the Shareholders' Agreement which are applicable to Retained Shareholder Shares (as such term is defined in the Shareholders' Agreement) in addition to the provisions of this Agreement and the Plan. The Optionee is a Retained Shareholder (as such term is defined in the Shareholders' Agreement) and agrees to comply with all of the terms of the Shareholders' Agreement.

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         Section 9. Restrictive Legend. No Options shall be granted, and no
Class A Common Shares shall be issued and delivered upon the exercise of Options granted, unless and until the Company and/or the Optionee shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Common Shares and to the listing of such Class A Common Shares on any stock exchange on which any of the shares of the capital stock of the Company may be listed. As a condition of participating in the Plan, each Optionee agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. All certificates representing Option Shares issued upon exercise of the Option shall, unless otherwise determined by the Committee, have affixed thereto the legend required by the Shareholders' Agreement.

         Section 10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  (a) if to the Company to:

                      Greenfield Online, Inc.
                      274 Riverside Avenue
                      Westport, Connecticut  06880
                      Attention: Chief Executive Officer
                      Facsimile: (203) 221-0791
                      Telephone: (203) 221-0411

                      and

                      Wake, See, Dimes & Bryncizka
                      27 Imperial Avenue
                      Westport, CT  06881
                      Attention: Jonathan A. Flatten
                      Facsimile: (203) 226-1641
                      Telephone: (203)

                      with a copy to:

                      Greenfield Holdings, LLC
                      c/o InSight Capital Partners III, L.P.
                      122 East 42nd Street

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                      Suite 2300
                      New York, NY  10168
                      Attention: Jeff Horing
                      Facsimile: (212) 681-0972
                      Telephone: (212) 681-8181

                      and


                      O'Sullivan Graev & Karabell, LLP
                      30 Rockefeller Plaza
                      New York, NY  10112
                      Attention: Ilan S. Nissan, Esq.
                      Facsimile: (212) 408-2420
                      Telephone: (212) 408-2443


                  (b) if to the Optionee, to him at:

                      [Optionee]
                      [Address]
                      Facsimile:
                      Telephone:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         Section 12. Optionee's Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

         Section 13. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan. This

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Agreement may not be amended except by written agreement executed by the Company and the Optionee.

         Section 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law).

         Section 15. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         Section 16. Entire Agreement; The Plan. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         Section 17. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                     * * * *












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         IN WITNESS WHEREOF, the parties hereto have executed this Option
Agreement as of the date first written above.




                                             GREENFIELD ONLINE, INC.



                                             By:________________________________
                                                Name:
                                                Title:

                                                ________________________________
                                             [Optionee]

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                                    EXHIBIT A

                             1999 Stock Option Plan

                                 [See attached]

                             GREENFIELD ONLINE, INC.

                                 FIRST AMENDMENT
                     TO NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS FIRST AMENDMENT ("Amendment") is made effective as of March __, 2000 to that certain Non-Qualified Stock Option Agreement (the "Agreement") dated as of _________________, by and between Greenfield Online, Inc., a Delaware corporation (the "Company") and ____________ ("Optionee").

         WHEREAS, pursuant to the Agreement, the Company granted Optionee a non-qualified option to purchase shares of its common stock pursuant to the Company's 1999 Stock Option Plan, which option is subject to the vesting schedule set forth in Section 4(a) of the Agreement;


         WHEREAS, Optionee is a key employee of the Company that the Company desires to incentivize and treat fairly; and

         WHEREAS, Optionee and the Company have agreed to amend the Agreement in order to provide for an acceleration of vesting in certain circumstances when Optionee's employment with the Company terminates after a Corporate Transaction (as defined below) in the Company;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

         1.       The following defined terms shall be added to Section 1:

                  "Cause" means a good faith finding by the Board of Directors of the Company that Optionee has: (i) engaged in conduct that constitutes gross malfeasance of office or flagrant disloyalty to the Company, dishonesty, fraud, or theft; (ii) willfully and repeatedly failed to carry out the reasonable directions of the Board or has engaged in conduct in clear violation of material policies of the Company; or (iii) been convicted of or entered a plea of nolo contendere to, a felony or crime under circumstances demonstrably injurious to the Company. Any termination by the Company of Optionee that is not for Cause shall be deemed to be without Cause.

                  "Corporate Transaction" means any of the following events:

                           (i) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

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                           (ii) Consummation of any sale, lease, exchange, or
         other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company's assets, other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or

                           (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

                  Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

                  "Good Reason" means any one of the following: (i) a material alteration of Optionee's title and status in the Company or assignment to duties and responsibilities inconsistent with his position; (ii) the relocation of Optionee to any place greater than twenty five (25) miles from his current principal location; (iii) the relocation of the Company's corporate headquarters to a location more than 10 miles from its current location in Wilton Connecticut; or (iv) a substantial reduction of Optionee's compensation package, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility. Any resignation by Optionee that is not for Good Reason shall be deemed to be without Good Reason.

         2. The first sentence of Section 4(a) is amended by inserting the words "or pursuant to Section 4(c)" after the word "Committee".

         3. A new Section 4(c) is added as follows:

                  (c) In the event that (i) the Company is subject to a Corporate Transaction, and (ii) within one (1) year of such Corporate Transaction, the Company terminates Optionee without Cause, or Optionee resigns his employment within sixty (60) days of an event that constitutes a Good Reason, all of the Option Shares shall immediately become Vested Shares and the Option shall be exercisable with respect to all such Option Shares for a period of sixty (60) days after such resignation or termination. Upon the expiration of such sixty (60) day period, the Option shall terminate with respect to any Option Shares as to which it is not exercised.

         4. The parties hereby acknowledge and reaffirm that all of the terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first mentioned above.

GREENFIELD ONLINE, INC.                                 OPTIONEE

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By __________________________                           ________________________
Its _________________________